INTERDIGITAL ANNOUNCES FINANCIAL RESULTS FOR FIRST QUARTER 2017

Long-Term Fixed-Fee Agreements Provide Strong Revenue Stability, Platform for Growth

WILMINGTON, DE. - April 27, 2017 - InterDigital, Inc. (NASDAQ:IDCC), a mobile technology research and development company, today announced results for the first quarter ended March 31, 2017.
First Quarter 2017 Financial Highlights

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First quarter 2017 total revenue was $94.5 million, compared to $107.8 million in first quarter 2016. The decrease was primarily attributable to the elimination of seasonality related to Apple shipments as a result of the fixed-fee agreement signed in fourth quarter 2016. That seasonality, driven by new product launches, had previously resulted in higher per-unit revenue in first quarter. The decrease in first quarter total revenue was partially offset by revenue from our fixed-fee agreement with Huawei, signed in third quarter 2016.

•	First quarter 2017 operating expenses of $60.6 million were relatively flat compared to $59.4 million in first quarter 2016.

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Net income[1] was $33.8 million, or $0.93 per diluted share, compared to $28.1 million, or $0.79 per diluted share, in first quarter 2016. This increase was driven by a discrete first quarter 2017 tax benefit associated with vesting of stock-based compensation.

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In first quarter 2017, the company recorded $25.9 million of cash used by operating activities, compared to cash generated of $19.6 million in first quarter 2016. The company used $33.9 million and generated $10.0 million of free cash flow[2] in first quarter 2017 and first quarter 2016, respectively. These decreases in cash generated were primarily due to the timing of cash receipts under new fixed-fee agreements. Ending cash and short-term investments totaled $886.1 million.

“Our licensing success in 2016 has resulted in very strong and stable revenues that provide the company with a platform for continued growth,” said William J. Merritt, President and CEO of InterDigital. “With a significant proportion of the cellular market left to license, our position in the Avanci IoT licensing platform, and strong technologies to market in both IoT and sensor technology, InterDigital is focused on growing our business while maintaining strong expense discipline.”
Additional Financial Highlights for First Quarter 2017

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The slight increase in operating expenses was primarily attributable to a $2.6 million increase in costs associated with commercial initiatives and a $1.7 million increase in depreciation and amortization, both primarily due to the acquisition of Hillcrest Labs during fourth quarter 2016. These increases were partially offset by a decrease in performance-based incentive compensation and personnel-related costs, primarily due to the recognition in first quarter 2016 of a $4.9 million non-recurring charge related to an increase to accrual rates associated with our long-term performance-based compensation plans and the recognition of a severance charge.

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The company's first quarter 2017 effective tax rate was a benefit of 5.2% compared to a provision of 34.1% during first quarter 2016 based on the statutory federal tax rate net of discrete federal and state taxes. The effective tax rate was favorably impacted by our current year adoption of Accounting Standard Update 2016-09, “Improvements to Employee Share-Based Payment Accounting.” As a result, we recorded discrete benefits of $11.8 million for excess tax benefits related to share-based compensation. The effective rate would have been a provision of 32.6% not including these discrete benefits.

Conference Call Information
InterDigital will host a conference call on Thursday, April 27, 2017 at 10:00 a.m. Eastern Time to discuss its first quarter 2017 financial performance and other company matters. For a live Internet webcast of the conference call, visit www.interdigital.com and click on the link to the live webcast on the Investors page. The company encourages participants to take advantage of the Internet option.
For telephone access to the conference, call (800) 211-3767 within the United States or +1 719 325-2341 from outside the United States. Please call by 9:50 a.m. ET on April 27 and give the operator conference ID number 3262776.
An Internet replay of the conference call will be available on InterDigital's website in the Investors section. In addition, a telephone replay will be available from 1:00 p.m. ET April 27 through 1:00 p.m. ET May 2. To access the recorded replay, call (888) 203-1112 or +1 719 457-0820 and use the replay code 3262776.

About InterDigital®
InterDigital develops mobile technologies that are at the core of devices, networks, and services worldwide. We solve many of the industry's most critical and complex technical challenges, inventing solutions for more efficient broadband networks and a richer multimedia experience years ahead of market deployment. InterDigital has licenses and strategic relationships with many of the world's leading wireless companies. Founded in 1972, InterDigital is listed on NASDAQ and is included in the S&P MidCap 400® index.
InterDigital is a registered trademark of InterDigital, Inc.
For more information, visit the InterDigital website: www.interdigital.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Such statements include information regarding our current beliefs, plans and expectations, including, without limitation, our belief that our strong and stable revenues provide the company with a platform for continued growth and our plans to focus on growing our business while maintaining strong expense discipline. Words such as "believe," "anticipate," "estimate," "expect," "project," "intend," "plan," "forecast," "goal," and variations of any such words or similar expressions are intended to identify such forward-looking statements.
Forward-looking statements are subject to risks and uncertainties.  Actual outcomes could differ materially from those expressed in or anticipated by such forward-looking statements due to a variety of factors, including, without limitation, those identified in this press release, as well as the following: (i) unanticipated delays, difficulties or acceleration in the execution of patent license agreements; (ii) our ability to leverage our strategic relationships and secure new patent license agreements on acceptable terms; (iii) our ability to enter into sales and/or licensing partnering arrangements for certain of our patent assets; (iv) our ability to enter into partnerships with leading inventors and research organizations and identify and acquire technology and patent portfolios that align with InterDigital's roadmap; (v) our ability to commercialize the company's technologies and enter into customer agreements; (vi) the failure of the markets for the company's current or new technologies and products to materialize to the extent or at the rate that we expect; (vii) unexpected delays or difficulties related to the development of the company's technologies and products; (viii) changes in the market share and sales performance of our primary licensees, delays in product shipments of our licensees, delays in the timely receipt and final reviews of quarterly royalty reports from our licensees, delays in payments from our licensees and related matters; (ix) the resolution of current legal or regulatory proceedings, including any awards or judgments relating to such proceedings, additional legal or regulatory proceedings, changes in the schedules or costs associated with legal or regulatory proceedings or adverse rulings in such legal or regulatory proceedings; (x) changes or inaccuracies in market projections; and (xi) changes in the company's business strategy.

We undertake no duty to update publicly any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by applicable law, regulation or other competent legal authority.

Footnotes
1    Throughout this press release, net income (loss) and diluted earnings per share ("EPS") are attributable to InterDigital, Inc. (e.g., after adjustments for noncontrolling interests), unless otherwise stated.
2    Free cash flow is a supplemental non-GAAP financial measure that InterDigital believes is helpful in evaluating the company's ability to invest in its business, make strategic acquisitions and fund share repurchases, among other things. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period. InterDigital defines “free cash flow” as net cash provided by operating activities less purchases of property and equipment, technology licenses and investments in patents. InterDigital's computation of free cash flow might not be comparable to free cash flow reported by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. A detailed reconciliation of free cash flow to net cash provided by operating activities, the most directly comparable GAAP financial measure, is provided at the end of this press release.

SUMMARY CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands except per share data)
(unaudited)

	For the Three Months Ended March 31,
	2017	2016
REVENUES:
Per-unit royalty revenue	$15,859	$73,689
Fixed fee amortized royalty revenue	73,367	29,098
Current patent royalties	89,226	102,787
Past patent royalties	—	4,167
Total patent licensing royalties	89,226	106,954
Current technology solutions revenue	5,304	810
	$94,530	$107,764

OPERATING EXPENSES:
Patent administration and licensing	29,407	27,167
Development	18,521	20,269
Selling, general and administrative	12,634	11,972
	60,562	59,408

Income from operations	33,968	48,356

OTHER EXPENSE (NET)	(2,814)	(7,137)
Income before income taxes	31,154	41,219
INCOME TAX BENEFIT (PROVISION)	1,624	(14,068)
NET INCOME	$32,778	$27,151
Net loss attributable to noncontrolling interest	(978)	(920)
NET INCOME ATTRIBUTABLE TO INTERDIGITAL, INC.	$33,756	$28,071
NET INCOME PER COMMON SHARE — BASIC	$0.98	$0.80
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — BASIC	34,370	35,045
NET INCOME PER COMMON SHARE — DILUTED	$0.93	$0.79
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING — DILUTED	36,220	35,377
CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.30	$0.20

SUMMARY CONSOLIDATED CASH FLOWS
(dollars in thousands)
(unaudited)

	For the Three Months Ended March 31,
	2017	2016
Income before income taxes	$31,154	$41,219
Taxes paid	(2,990)	(14,423)
Non-cash expenses	23,046	25,385
Increase in deferred revenue	185,000	80,440
Deferred revenue recognized	(78,921)	(34,594)
(Decrease) increase in operating working capital, deferred charges and other	(183,144)	(78,389)
Capital spending and capitalized patent costs	(8,055)	(9,656)
FREE CASH FLOW	(33,910)	9,982

Payments on long-term debt	—	(230,000)
Long-term investments	(501)	—
Acquisition of patents	—	(4,500)
Dividends paid	(10,292)	(7,068)
Taxes withheld upon vesting of restricted stock units	(21,955)	(3,405)
Share repurchases	—	(40,399)
Net proceeds from exercise of stock options	82	—
Unrealized (loss) gain on short-term investments	(45)	376
NET DECREASE IN CASH AND SHORT-TERM INVESTMENTS	$(66,621)	$(275,014)

CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	MARCH 31, 2017	DECEMBER 31, 2016
ASSETS
Cash & short-term investments	$886,140	$952,761
Accounts receivable	402,533	228,464
Other current assets	53,562	39,894
Property & equipment and patents (net)	318,108	323,394
Other long-term assets (net)	205,045	183,340
TOTAL ASSETS	$1,865,388	$1,727,853

LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts payable, accrued liabilities, taxes payable & dividends payable	$86,341	$65,288
Current deferred revenue, including customer advances	328,324	360,192
Long-term deferred revenue	398,960	261,013
Long-term debt & other long-term liabilities	291,622	286,992
TOTAL LIABILITIES	1,105,247	973,485
TOTAL INTERDIGITAL, INC. SHAREHOLDERS' EQUITY	746,460	739,709
Noncontrolling interest	13,681	14,659
TOTAL EQUITY	760,141	754,368
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,865,388	$1,727,853

RECONCILIATION OF FREE CASH FLOW TO NET CASH
PROVIDED BY OPERATING ACTIVITIES

In the summary consolidated cash flows and throughout this release, the company refers to free cash flow. The table below presents a reconciliation of this non-GAAP financial measure to net cash provided by operating activities, the most directly comparable GAAP financial measure.

	For the Three Months Ended March 31,
	2017	2016
Net cash (used in) provided by operating activities	$(25,855)	$19,638
Purchases of property, equipment, & technology licenses	(268)	(1,594)
Capitalized patent costs	(7,787)	(8,062)
Free cash flow	$(33,910)	$9,982

CONTACT:	InterDigital, Inc.:
Patrick Van de Wille
patrick.vandewille@interdigital.com
+1 (858) 210-4814